UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008 enherent Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23315	13-3914972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Eisenhower Parkway, Suite 300

Roseland, NJ 07068

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 795-1290

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On January 2, 2008, the Board of Directors of enherent Corp. (the “Company”) re-elected Thomas Minerva as non-executive Vice Chairman of the Company. In connection with his re-election, the Board also: (i) approved the form of an agreement pursuant to which Mr. Minerva will serve as Vice Chairman of, and provide additional services to, the Company (the “Minerva Agreement”); and (ii) granted Mr. Minerva a non-qualified stock option to purchase up to 150,000 shares of Company common stock (the “Minerva Option”). The term of the Minerva Agreement, which was executed by the Company and Mr. Minerva on January 3, 2008, commenced as of January 1, 2008 and expires on December 31, 2009, but can be terminated earlier by either party on thirty days’ written notice. Pursuant to the terms of the Minerva Agreement, the Company agreed to pay Mr. Minerva $5,000 per month and to grant him the Minerva Option. The Minerva Option has a ten-year term, subject to earlier termination in certain circumstances, and vests as to 75,000 shares on the date of grant and as to 75,000 shares on January 2, 2009, provided that he continues to serve as Vice Chairman on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date: January 7, 2008	By:	/s/ Pamela Fredette
Pamela Fredette
Chairman, Chief Executive Officer and President